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                                                                     EXHIBIT 4.2

                                                               Effective 2-21-96

                                     BY-LAWS

                                       OF

                                  BAYLAKE CORP.
                            (a Wisconsin corporation)

                                  INTRODUCTION-
                               VARIABLE REFERENCES

         0.01. Date of annual shareholders' meeting (See Section 2.01): 7:00 P.M. on the first Monday of June.

         0.02. Notice of Shareholder Meetings. The notice period for meetings of the shareholders shall be not less than 21 days.

         0.03. Authorized Number of Directors. The Board of Directors shall consist of not less than 5 nor more than 17 members as shall be determined from year to year by the stockholders at the Annual Meeting of the Corporation, except that no director shall be removed from office prior to the expiration of the term for which he is elected unless under the provisions of Section 3.09 of these By-Laws.

         0.04. Required notice of directors' meetings (See Section 3.05):

               (A) not less than 48 hours if by mail, and

               (B) not less than 24 hours if by telegram or personal delivery.

         0.05. Authorized number of Vice-Presidents (See Section 4.01): Up to five.


                               ARTICLE I. OFFICES

         1.01. Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

         1.02. Registered Office. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the corporation shall be identified to such registered office.


                            ARTICLE II. SHAREHOLDERS

         2.01. Annual Meeting. The annual meeting of the shareholders shall be held at the date and hour in each year set forth in Section 0.01, or at such other time and date within thirty days before or 90 days after said date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors

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and for the transaction of such other business as may come before the meeting.
If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders.

         2.02. Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or the Board of Directors or by the person designated in the written request of the holders of not less than one-tenth of all shares of the corporation entitled to vote at the meeting.

         2.03. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Wisconsin, as the place for the holding of such meeting. The place of meeting shall be the principal business office of the corporation, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

         2.04. Notice of Meeting and Nomination of Directors. Written notice of the time, place and purpose of any meeting shall be delivered not less than the period set forth in Section 0.02, nor more than 70 days before the date of the meeting, either by mail or otherwise, at the direction of the persons calling the meeting, to each person entitled to vote at such meeting. If the business at a meeting includes the nomination and election of any directors, such nominations shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the Corporation not less than 14 days nor more than 70 days preceding the meeting, provided, however, that if less than 21 days notice of the meeting is given to stockholders, such notice shall be delivered or mailed not less than 7 business days following the mailing of such notice of meeting. Each notice of nomination of directors shall contain the name and address, the principal occupation or employment, and number of shares of the Corporation beneficially owned by each nominee and the class for which nominated. The Chairman of the meeting shall determine whether any nomination was not made in accordance herewith and if it is so determined, he shall so declare to the meeting and the defective nomination shall be disregarded.

         2.05. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholder for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days and at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days and, in case of a meeting of shareholders, not less than ten days prior to such date. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed on or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         2.06. Voting Records. The office or agent having charge of the stock transfer books for shares of the corporation shall, before each meeting of shareholders, make a complete record of the shareholders entitled

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to vote at such meeting, or any adjournment thereof, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

         2.07. Quorum. Except as otherwise provided in the articles of incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law or the articles of incorporation. Though less than a quorum of the outstanding shares are represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         2.08. Conduct of Meetings. The President, and in his absence, a Vice-President in the order provided under Section 4.06, and in their absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

         2.09. Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his proxy shall not of itself constitute a revocation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

         2.10. Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the articles of incorporation.

         2.11. Voting of Shares by Certain Holders.

               (A) Other Corporations. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president.

               (B) Legal Representatives and Fiduciaries. Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such shares into his name, provided that there is field with the Secretary before or at the time of meeting proper evidence of his incumbency and the number of shares held. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy.


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               (C) Pledges. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

               (D) Treasury Stock and Subsidiaries. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting of counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

               (E) Minors. Shares held by a minor may be voted by such minor in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the corporation has received written or has actual knowledge that such shareholder is a minor.

               (F) Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the corporation has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian.

               (G) Joint Tenants. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (i) no other such individual or his legal representative is present and claims the right to participate in the voting of such shares or prior to the vote files with the Secretary of the corporation a contrary written voting authorization or direction or written denial of authority of the individual present or signing the proxy proposed to be voted or (ii) all such other individuals are deceased and the Secretary of the corporation has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

         2.12. Waiver of Notice By Shareholders. Whenever any notice whatever is required to be given to any shareholder of the corporation under the articles of incorporation or by-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under the provision of the Wisconsin Business Corporation Law, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.

         2.13. Unanimous Consent without Meeting. Any action required or permitted by the articles of incorporation or by-laws or any provision of law to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


                         ARTICLE III. BOARD OF DIRECTORS

         3.01. General Powers and Number. The business and affairs of the corporation shall be managed by


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its Board of Directors. The number of directors of the corporation shall be as provided in Section 0.03.

         3.02. Tenure and Qualification of Directors. The Board of Directors shall be divided into three classes, as nearly equal as the number constituting the whole board shall permit, the term of one class expiring each year. At the Annual Meeting in 1985, Directors of the first class shall be elected to hold office until the next Annual Meeting, Directors of the second class shall be elected to hold office until the second Annual Meeting thereafter, and Directors of the third class shall be elected to hold office until the third Annual Meeting thereafter. The successors of each class whose term shall expire shall be elected to hold office for a term expiring at the third succeeding Annual Meeting of the Corporation. No Director shall have any significant relationship with the ownership or management of any other financial institution, comprising either a 10% or more beneficial ownership or executive position as an officer or director in such institution or an affiliate thereof. Notwithstanding any other provision of the By-Laws or as otherwise provided for by law, this section may not be amended, altered, repealed, or otherwise changed except upon the affirmative vote of the holders of more than 75% or more of the outstanding shares of the Corporation entitled to vote, cast a meeting of the stockholders for that purpose.

         3.03. Annual Meeting. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders.

         3.04. Regular Meetings. The regular meetings of the Board of Directors shall be held at the banking house on the third Tuesday of each month at such hour as the board may fix. When any regular meeting of the board falls upon a holiday, the meeting shall be held upon such other day as the board shall previously designate or, absent such designation, on the day following the holiday. Should there be no quorum at any meeting, the directors present shall adjourn to another date until a quorum is in attendance.

         3.05. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, Secretary or any two directors. The President or Secretary calling any special meeting of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed the place of meeting shall be the principal business office of the corporation in the State of Wisconsin.

         3.06. Records. The organization papers of the Bank, Articles of Incorporation, By-Laws, and Amendments thereto, reports of standing and special committees, and minutes of all meetings of the stockholders and directors shall be recorded in minute books. The minutes of all such meetings shall be signed by the presiding officer and attested by the secretary of said meeting.

         3.07. Notice; Waiver. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.03) shall be given by written notice delivered personally or mailed or given by written notice delivered personally or mailed or given by telegram to each director at his business address or at such other address as such director shall have designated in writing filed with the Secretary, in each case not less than that number of hours prior thereto as set forth in Section 0.04. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Whenever any notice whatever is required to be given to any director of the corporation under the articles of incorporation or by-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed

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equivalent to the giving of such notice.

         3.08. Quorum. Except as otherwise provided by law or by the articles of incorporation or these by-laws, a majority of the number of directors as provided in Section 0.03 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) any adjourn the meeting from time to time without further notice.

         3.09. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the articles of incorporation or these by-laws.

         3.10. Conduct of Meetings. The Chairman, and in his absence, a Vice Chairman in the order provided under Section 4.06, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Recording Secretary of the Board of Directors shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.

         3.11 Removal and Replacement of Directors. Notwithstanding any other provision of the By-Laws of the Corporation, a Director may be removed at any time, but only for cause and only by the affirmative vote of 67% or more of the outstanding shares of the Corporation entitled to vote, cast at a meeting of the stockholders called for that purpose. A Director may resign at any time by delivering written notice to the Secretary of the Corporation. Any vacancy on the Board, including a vacancy resulting from removal of a Director for cause, from resignation, or from an increase in the number of Directors, shall be filled by a majority of the Board of Directors, acting by a majority of the Directors then in office, although less than a quorum, and any Directors so chosen shall hold office until election of their duly qualified successors. No decrease in the number of directorships shall shorten the term of any existing Director. Notwithstanding any other provision of the By-Laws or as otherwise provided for by law, this Section may not be amended, altered, repealed, or otherwise changed except upon the affirmative vote of the holders of more than 75% or more of the outstanding shares of the Corporation entitled to vote, cast at a meeting of the stockholders for that purpose.

         3.12. Compensation. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.

         3.13. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof of which he is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting of unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.



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         3.14. Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors as provided in Section
0.03 may designate one or more committees, each committee to consist of three or more directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation, except action in respect to dividends to shareholders, election of the principal officers or the filling of vacancies in the Board of Directors or committees created pursuant to this section. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

         3.15. Unanimous Consent without Meeting. Any action required or permitted by the articles of incorporation or by-laws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors then in office.

                              ARTICLE IV. OFFICERS

         4.01. Number. The principal officers of the corporation shall be a President, the number of Vice-Presidents as provided in Section 0.05, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary and the offices of President and Vice-President.

         4.02. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. Each officer shall hold office until his successor shall have been duly elected or until his prior death, resignation or removal.

         4.03. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

         4.04. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

         4.05. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he shall deem necessary to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. In general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         4.06. The Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all

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the restrictions upon the President. Any Vice-President may sign, with the
Secretary or Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors.

         4.07. The Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors.

         4.08. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 5.04; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         4.09. Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the officer to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

         4.10. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.


                       ARTICLE V. CONTRACTS, LOANS, CHECKS
                      AND DEPOSITS: SPECIAL CORPORATE ACTS

         5.01. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name or and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the President or one of the Vice-Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereof; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.


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         5.02. Loans. No indebtedness for borrowed money shall be contracted on behalf of the Corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

         5.03. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

         5.04. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

         5.05. Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the President of this corporation if he be present, or in his absence by any Vice-President of this corporation who may be present, and (b) whenever, in the judgment of the President, or in his absence, of any Vice-President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the President or one of the Vice-Presidents of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer.


             ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

         6.01. Certificates for Shares. Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 6.06.

         6.02. Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

         6.03. Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.

         6.04. Lost, Destroyed or Stolen Certificates. Where the owner claims that his certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

         6.05. Consideration for Shares. The shares of the corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable by the corporation. No certificate shall be issued for any share until such share is fully paid.

         6.06. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.


                                ARTICLE VII. SEAL

         7.01. The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, "Corporate Seal".


                            ARTICLE VIII. AMENDMENTS

         8.01. Amendment by Shareholders. Except as otherwise set forth in these By-Laws or otherwise provided for by Law, no amendment, alteration, change, or repeal of or to the By-Laws of the Corporation shall be adopted by the Shareholders except by the affirmative vote of the holders of 67% or more or the outstanding shares of the Corporation entitled to vote, cast at a meeting of the stockholders called for that purpose.

         8.02. By Directors. These by-laws may also be altered, amended or repealed and new by-laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no by-law adopted by the shareholders shall be amended or repealed by the Board of Directors if the by-law so adopted so provides.

         8.03. Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the by-laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the by-laws so that the by-laws would be consistent with such action, shall be given the same effect as though the by-laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

                      ARTICLE IX. TENDER OFFERS AND MERGERS

         9.01. Consideration of Offers.

               A. In addition to any affirmative vote required by law or under any other section of these By-Laws and except as otherwise provided for in Sub-paragraph B:

                     (1) Any merger or consolidation of the Corporation or its
               subsidiary into any 30% stockholder or any other corporation which, after such merger or consolidation, would be an affiliate of a 30% stockholder, or

                     (2) Any sale, exchange, pledge or other disposition to or
               with any 30% stockholder or any assets of the Corporation or its subsidiary, or

                     (3) The issue or transfer by the Corporation or its
               subsidiary of any securities of the Corporation or its subsidiary to any 30% stockholder in exchange for cash, securities, or other property, or

                     (4) Any reclassification of securities, recapitalization,
               reorganization, merger or consolidation of the Corporation or its subsidiary which has the effect of increasing the proportionate share of outstanding shares which is directly or indirectly owned by any 30% stockholder, shall require the affirmative vote of the holders of at least 90% or more of the outstanding shares of the Corporation entitled to vote, cast at a meeting of the stockholders called for that purpose. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that some lesser percentage may be otherwise specified.

               B. The provisions of Sub-paragraph A shall be applicable to any transaction which might otherwise be described thereby, and the approval of such transaction shall require only such affirmative vote as is required by law or set forth in the By-Laws or the Corporation if all of the following have been met:

                     (1) Approval of Board of Directors. When any of the above
               transactions are recommended by the Board of Directors, upon the affirmative vote of two-thirds or more of the Directors then existing, cast at a meeting of the Board called for that purpose,

                     (2) Fair Price Provision. When the aggregate amount of cash and fair market value of any other consideration to be received per share by holders of outstanding shares of the Corporation is at least equal to one of the following:

                           (a) The highest price per share paid by such 30%
                     stockholder in acquiring any of its holdings in the Corporation within 18 months previous to the date of such offer,

                           (b) The earnings per share received for the 4
                     consecutive quarters preceding the record date for solicitation of votes on the transaction multiplied by the then price/earnings multiple (if any) of such 30% stockholder as customarily computed and reported in the financial community,

                           (c) The then existing book value of outstanding
                     shares of the Corporation.

                     (3) Mandatory Redemption. The minority stockholders
               existing after the transaction has been consummated shall have the right for a period of 6 months following consummation of the transaction to cause the 30% stockholder to redeem such stockholder's shares at a redemption price at least equal to the price determined under Sub-paragraph (2) above.

         9.02. Social Effect of Tender or Merger. Upon the receipt of any tender offer for consideration by the Board of Directors for recommendation to the stockholders of the Corporation, in addition to factors which are required under the business judgment rule and fiduciary obligations of the Board of Directors, such consideration shall include a review of the social and economic effects of any proposed transaction and such factors shall be given such weight in its consideration as the Board of Directors shall, in its discretion, declare to be valid and appropriate under the circumstances.

         9.03. Definitions. For purposes of these By-Laws:

               A. A "person" shall mean any individual, firm, corporation, or other entity.

               B. A "30% stockholder" shall mean any person who or which as of the record date for the determination of stockholders entitled to notice of and to vote on such tender or merger or any business combination presented for consideration, or immediately prior to such transaction,

                     (1) Is the beneficial owner, directly or indirectly, or not less than 30% of the voting shares of the Corporation, or

                     (2) Is an affiliate of such person and within 2 years prior thereto was the beneficial owner of not less than 30% of such voting shares of the Corporation, or

                     (3) Is an assignee or has otherwise succeeded to any shares of stock which were at any time within 2 years prior thereto beneficially owned by any 30% stockholder and such assignment of succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

               C. A "beneficial owner" shall be any person:

                     (1) Who owns, directly or indirectly, in the name of such
               person or any affiliate or associate thereof,

                     (2) Who has the right to acquire, pursuant to any agreement therefor, or to vote shares of the Corporation, or

                     (3) Who, together with any other person or affiliate or
               associate thereof, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of any shares of the Corporation.

               D. An "affiliate" or "associate" shall have the respective meanings given those terms in Rule

         12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

         9.04. Amendment. Notwithstanding any other provision of the By-Laws or as otherwise provided for by law, this Article may not be amended, altered, repealed, or otherwise changed except upon the affirmative vote of the holders of more than 75% or more of the outstanding shares of the Corporation entitled to vote, cast at a meeting of the stockholders for that purpose.


                                    ARTICLE X

         10.01. Right to Indemnification. Each Officer and Director shall be indemnified by the Bank to the fullest extent permitted by law, or as may hereafter be increased by amendment thereto, for all reasonable expenses, including attorney's fees, disbursements, charges, and other costs, and against all liability, including judgments, penalties, assessments, fines or forfeitures, and other obligations incurred by, imposed upon, or asserted against such officer or director in connection with any civil, criminal, investigative, or administrative action or proceeding brought or threatened against him or her by reason of his or her being or having been an officer or director of the Bank; provided, however, that in situations other than a successful defense, such officer or director shall not be indemnified where the expense or liability arises from a breach or failure to perform a duty and such breach or failure to perform constitutes (a) a willful failure to deal fairly with the Bank in connection with a matter in which there is a material conflict of interest, (b) a violation of criminal law, unless the officer or director had reasonable cause to believe the conduct was lawful and did not have reasonable cause to believe that the conduct was unlawful, (c) a transaction from which the officer or director derived an improper personal benefit, or (d) willful misconduct. Subject to Sections 221.29 and 221.31, Wisconsin Statutes, an officer or director shall be entitled to reimbursement for reasonable expenses incurred in defense against actions or proceedings upon (a) written affirmation of good faith belief that he or she has not breached or failed to perform any duty to the bank (b) a written undertaken to repay any amounts for which the Bank determines that indemnification is not permitted under this article. Any officer or director seeking indemnification under this article shall select a means for determining his or her rights thereunder in accordance with Section 180.046, Wisconsin Statutes. However, the section shall not apply to conduct within the scope of Section 221.41, Wisconsin Statutes.

         10.02. Right to Legal Proceedings. If any claim made under this article is not paid by the Bank within thirty days following written notice, an officer or director may institute legal proceedings against the Bank upon such claim and, if successful, the claimant shall be entitled to be paid thereon. However, it shall be a defense to any such action that the claimant has not met the standards of conduct set forth under this article which permit the Bank to indemnify the officer or director for the amount claimed, but the burden of proving such defense shall be upon the bank.

         10.03. Employees and Agents. The bank, by resolution of the Board of Directors, may, upon such terms as the Board deems appropriate, indemnify and permit reasonable expenses of any employee or agent of the Bank with respect to actions taken or failed to be taken in his or her capacity as an employee or agent of the Bank.

         10.04. Contract Rights. All rights established under this Article shall be deemed a contract between the Bank and the officer, director, employee, or agent pursuant to which the parties intend to be legally bound. Any repeal, amendment, or modification of this article shall be prospective, applying only to conduct occurring thereafter, and shall not effect any rights or obligations then existing.

         10.05. Scope. The rights granted under this article shall not be deemed exclusive of any other rights to which an officer or director may be entitled under any statute, agreement, or otherwise. Indemnification any payment of expenses provided hereunder shall continue to a person who has ceased to be an officer or director in respect to the matters arising prior to such time and, further, shall inure to the benefit of the heirs, administrators, and personal representatives of such person.

         10.06. Insurance. The bank may purchase and maintain insurance, at its expense, to protect itself and any person provided for hereunder against any liability asserted against that person or incurred by that person in any such capacity, or arising out of that person's status, whether or not the Bank would have the power to indemnify such person against that expense, liability, or other loss under this article.